Exhibit 3.2 SEVENTHEIGHTH AMENDED AND RESTATED BY-LAWS OF ORMAT TECHNOLOGIES, INC. Adopted on August 3November 4, 20222026

Table of Contents Page (i) SECTION 1. OFFICES 1 SECTION 2. STOCKHOLDERS ........................................................................................................ 1 ANNUAL MEETING ................................................................................................................. 1 SPECIAL MEETINGS ............................................................................................................... 1 PLACE OF MEETING ............................................................................................................... 1 NOTICE OF MEETING ............................................................................................................. 1 WAIVER OF NOTICE ............................................................................................................... 2 2.5.1 WAIVER IN WRITING ................................................................................................ 2 2.5.2 WAIVER BY ATTENDANCE ..................................................................................... 2 FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS .............................. 2 2.6.1 MEETINGS ................................................................................................................... 2 2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING ........................... 2 2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS ........................................ 24 VOTING LIST .......................................................................................................................... 34 QUORUM ................................................................................................................................. 34 MANNER OF ACTING ........................................................................................................... 35 PROXIES .................................................................................................................................. 35 2.10.1 APPOINTMENT ......................................................................................................... 35 2.10.2 DELIVERY TO CORPORATION; DURATION ....................................................... 45 VOTING OF SHARES ............................................................................................................. 45 VOTING FOR DIRECTORS ................................................................................................... 45 ACTION BY STOCKHOLDERS WITHOUT A MEETING .................................................. 46 ORGANIZATION .................................................................................................................... 46 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS ..................................... 57 2.15.1 ANNUAL MEETINGS OF STOCKHOLDERS ......................................................... 57 2.15.2 SPECIAL MEETINGS OF STOCKHOLDERS.......................................................... 79 2.15.3 GENERAL ................................................................................................................. 710 2.15.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT ................................ 8; DIRECTOR INTERVIEWS; ADDITIONAL INFORMATION ........................................................................................................ 11 BUSINESS AND ORDER OF BUSINESS............................................................................ 912 SECTION 3. BOARD OF DIRECTORS ........................................................................................ 912 GENERAL POWERS ............................................................................................................. 912 NUMBER AND TENURE ..................................................................................................... 912 REGULAR MEETINGS ........................................................................................................ 913 SPECIAL MEETINGS AND NOTICE .................................................................................. 913 MEETINGS BY TELEPHONE OR ELECTRONIC MEETING ........................................ 1013 WAIVER OF NOTICE ......................................................................................................... 1014 3.6.1 IN WRITING ........................................................................................................... 1014 3.6.2 BY ATTENDANCE ................................................................................................ 1014 QUORUM ............................................................................................................................. 1014 MANNER OF ACTING ....................................................................................................... 1014 PRESUMPTION OF ASSENT ............................................................................................. 1114 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING .............................. 1114 RESIGNATION .................................................................................................................... 1115 REMOVAL ........................................................................................................................... 1115 VACANCIES ........................................................................................................................ 1115

Page (ii) COMMITTEES .................................................................................................................... 1115 3.14.1 CREATION AND AUTHORITY OF COMMITTEES .......................................... 1115 3.14.2 MINUTES OF MEETINGS .................................................................................... 1215 3.14.3 QUORUM AND MANNER OF ACTING .............................................................. 1215 3.14.4 RESIGNATION ....................................................................................................... 1216 3.14.5 REMOVAL .............................................................................................................. 1216 COMPENSATION ............................................................................................................... 1216 LEAD INDEPENDENT DIRECTOR .................................................................................. 1216 SECTION 4. OFFICERS ............................................................................................................... 1317 NUMBER ............................................................................................................................. 1317 ELECTION AND TERM OF OFFICE ................................................................................ 1317 SUBORDINATE OFFICERS ............................................................................................... 1317 RESIGNATION .................................................................................................................... 1417 REMOVAL ........................................................................................................................... 1417 VACANCIES ........................................................................................................................ 1418 SALARIES ........................................................................................................................... 1418 SECTION 5. CONTRACTS, BUSINESS, LOANS, CHECKS AND DEPOSITS ....................... 1418 CONTRACTS ....................................................................................................................... 1418 BUSINESS ............................................................................................................................ 1418 LOANS TO THE CORPORATION ..................................................................................... 1418 CHECKS, DRAFTS, ETC. ................................................................................................... 1518 DEPOSITS ............................................................................................................................ 1518 SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER ................................. 1519 ISSUANCE OF SHARES..................................................................................................... 1519 CERTIFICATES FOR SHARES .......................................................................................... 1519 STOCK RECORDS .............................................................................................................. 1519 TRANSFER OF SHARES .................................................................................................... 1519 LOST OR DESTROYED CERTIFICATES......................................................................... 1619 SECTION 7. BOOKS AND RECORDS ....................................................................................... 1620 SECTION 8. ACCOUNTING YEAR ........................................................................................... 1620 SECTION 9. SEAL ....................................................................................................................... 1620 SECTION 10. INDEMNIFICATION ............................................................................................ 1620 RIGHT TO INDEMNIFICATION ....................................................................................... 1620 RIGHT OF INDEMNITEE TO BRING SUIT ..................................................................... 1721 NONEXCLUSIVITY OF RIGHTS ...................................................................................... 1721 INSURANCE, CONTRACTS AND FUNDING ................................................................. 1721 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION ..... 1821 PERSONS SERVING OTHER ENTITIES .......................................................................... 1822 SECTION 11. EXCLUSIVE FORUM ............................................................................................. 22 EXCLUSIVE FORUM ........................................................................................................... 22 SECURITIES CLAIMS ......................................................................................................... 22 NOTICE AND CONSENT ..................................................................................................... 22 SEVERABILITY .................................................................................................................... 23 SECTION 1112. AMENDMENTS OR REPEAL .............................................................................. 1823

1 SECTION 1. OFFICES The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time. SECTION 2. STOCKHOLDERS ANNUAL MEETING The annual meeting of the stockholders for the purpose of electing Directors and transacting such other business as may properly come before the meeting in accordance with these By-laws shall be held at such place, date and hour as may be fixed from time to time by resolution of the Board. SPECIAL MEETINGS 2.2.1 A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, the Chief Executive Officer, or the Board. 2.2.2 A special meeting of the stockholders may be called if the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote on any issue to be considered at such meeting have dated, signed, and delivered to the Secretary one or more demands for such meeting, describing the each matter of business desired to be brought before the special meeting, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by Section 2.15 (replacing references to "annual meeting" with "special meeting"). PLACE OF MEETING All meetings shall be held at such place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 3.5 hereof in accordance with Section 211(a)(2) of the Delaware General Corporation Law ("DGCL"). NOTICE OF MEETING Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting (including the means of remote communication, if any), the record date for determining the stockholders entitled to vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary of the corporation deems appropriate and in compliance with law and shall be delivered to the stockholder's address as it appears on the stock transfer records of the corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer records of the corporation. Any waiver of such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent notice.

2 WAIVER OF NOTICE 2.5.1 WAIVER IN WRITING Whenever any notice is required to be given to any stockholder under the provisions of these By- laws, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the DGCL, a written waiver, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. 2.5.2 WAIVER BY ATTENDANCE The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS 2.6.1 MEETINGS For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (or the maximum number permitted by applicable law) nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. 2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING (a) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date for such purpose (the “Consent Record Date”), which record date shall not precede the date upon which the resolution fixing the record dateConsent Record Date is adopted by the Board, and which date shall not be more than ten (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record dateConsent Record Date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record dateConsent Record Date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. (b) Any stockholder seeking to have stockholders authorize or take action in writing without a meeting must be a stockholder of record and shall, by written notice to the Secretary delivered (by hand or by certified mail or registered mail, return receipt requested) to the principal executive offices of the corporation on a business day during normal business hours, first request that the Board

3 fix a Consent Record Date for such purpose, which request shall be in proper form as provided in subsection (c) of this Section 2.6.2. The Board shall as promptly as reasonably practicable, and in any event within the later of ten (10) days after such request has been properly delivered (by hand or by certified mail or registered mail, return receipt requested) to the corporation in proper form and five (5) days after the delivery (by hand or by certified mail or registered mail, return receipt requested) of any supplemental information requested by the corporation to determine the validity of the request or whether the action proposed is a proper subject for stockholder action by written consent, determine the validity of such request and whether such action may be taken by written consent under this Section 2.6.2 and applicable law. If the Board determines that such request is valid, the Board may fix the Consent Record Date. If the request has been determined to be valid but the Board does not fix a Consent Record Date within the time period required by the preceding sentence of this subsection (b) (and the immediately following sentence does not apply), the Consent Record Date shall be the first date after the expiry of such time period required by the preceding sentence of this subsection (b) on which a signed written consent setting forth the action taken or proposed to be taken is delivered (by hand or by certified mail or registered mail, return receipt requested) to the corporation in accordance with this Section 2.6.2. If the request has been determined to be valid and no Consent Record Date has been fixed, and prior action by the Board is required by applicable law in order for such a date to be fixed, the Consent Record Date shall be the close of business on the date on which the Board adopts the resolution taking such prior action. (c) To be in proper form for purposes of subsection (b) of this Section 2.6.2, any request by a stockholder to fix a Consent Record Date shall be in writing, shall attach proof of such stockholder’s record ownership, shall set forth each action proposed to be taken by written consent of the stockholders in lieu of a meeting (each, a “Consent Matter”) and shall include, as to each Consent Matter and as to each Consent Requesting Person (as defined below), the information that would be required to be provided in a notice under subsection 2.15.1 of these By-laws if such matter were to be brought before an annual meeting of stockholders. Delivery shall be during normal business hours on a business day and shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation, by hand or by certified mail or registered mail, return receipt requested. “Consent Requesting Person” means (i) the stockholder of record making the request to fix a Consent Record Date; (ii) the beneficial owner(s) thereof on whose behalf such request is made and (iii) each other Proponent Person (as defined in Section 2.15.3 of these By-laws). Notwithstanding anything to the contrary contained in this subsection (c), upon receipt of a request by a stockholder to set a Consent Record Date, the Board may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Board to determine the validity of the Consent Record Date request and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 2.6.2 and applicable law. (d) The Secretary shall not accept, recognize or consider effective, or give effect to, and shall consider ineffective, any stockholder request to set a Consent Record Date that (i) does not comply with this Section 2.6.2; (ii) relates to an action proposed to be taken by written consent of stockholders in lieu of a meeting that is not a proper subject for stockholder action under applicable law; (iii) includes an action proposed to be taken by written consent of stockholders in lieu of a meeting that did not appear on the written request delivered pursuant to subsection (b) of this Section 2.6.2 that resulted in the determination of the Consent Record Date or (iv) otherwise does not comply with applicable law. Notwithstanding anything in these By-laws to the contrary, if the Board determines that any request to fix a Consent Record Date was not properly made in accordance with this Section 2.6.2, or determines that the stockholders of record requesting that the Board fix such Consent Record Date have not otherwise complied with this Section 2.6.2, then the Board shall not be required to fix such Consent Record Date.

4 (e) Any stockholder seeking to take action by written consent of stockholders in lieu of a meeting shall update and supplement the information previously provided to the corporation from time to time to the extent necessary so that the information provided or required to be provided is true and correct (i) as of the Consent Record Date and (ii) as of the date ten (10) business days prior to the commencement of any solicitation of written consents. Any such updates and supplement shall be delivered (by hand or by certified mail or registered mail, return receipt requested) in writing to (and received by) the Secretary of the corporation at the principal executive offices of the corporation not later than (A) five (5) business days after the Consent Record Date (in the case of clause (i)) and (B) eight (8) business days prior to the commencement of any solicitation of consents (in the case of clause (ii)). Each such update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Any failure to update as required by this subsection (e) shall result in the information being deemed not provided in accordance with this Section 2.6.2. (f) In addition to the other requirements set forth in this Section 2.6.2, each Consent Requesting Person shall comply with all applicable law (including, without limitation, all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) with respect to any solicitation of written consents with respect to the corporation; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder (or any other law) are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to stockholder action by written consent. Notwithstanding anything in these By-laws to the contrary (except as provided in subsection (g) of this Section 2.6.2 with respect to any solicitation of written consents by or at the direction of the Board), any action proposed to be taken by written consent of stockholders in lieu of a meeting that does not comply with the requirements of this Section 2.6.2 and applicable law shall be invalid, and the Secretary shall not accept, recognize or consider effective, or give effect to, any consents delivered in connection therewith. (g) Notwithstanding anything to the contrary in this Section 2.6.2 (including, without limitation, subsection (f) of this Section 2.6.2), Section 2.6.2(b) through Section 2.6.2(f) shall not apply to any solicitation of written consents by or at the direction of the Board. 2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. VOTING LIST At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, either at a place within

5 the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. If required by applicable law (i) if the meeting is to be held at a place, this list shall also be produced and kept at such meeting for inspection by any stockholder who is present and (ii) if the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, as provided by applicable law. QUORUM A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. MANNER OF ACTING In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a majority of all votes cast for each of the Director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the Directors shall be elected by a plurality vote of all votes cast for the election of Directors at such meeting. PROXIES 2.10.1 APPOINTMENT Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. The authorization of a person to act as a proxy may be documented, signed, and delivered in accordance with Section 116 of DGCL provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. 2.10.2 DELIVERY TO CORPORATION; DURATION A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

6 VOTING OF SHARES Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue. VOTING FOR DIRECTORS Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote. ACTION BY STOCKHOLDERS WITHOUT A MEETING Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation's registered office, to be valid, shall be during normal business hours and shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by all stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section, within sixty (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section. For the avoidance of doubt, any stockholder giving a written consent, or the stockholder’s proxy holder, may revoke any such consent in any manner permitted by applicable law at any time prior to the time the action to which such consent relates becomes effective, but not thereafter. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. In addition, upon delivery to the corporation in accordance with this Section 2.13 of written consents, pursuant to a written consent process that was initiated by a shareholder pursuant to Section 2.6.2, purporting to represent the requisite voting power to authorize or take corporate action and any related revocations, the Secretary shall provide for the safekeeping of such materials and shall promptly engage independent inspectors of election for the purpose of performing a ministerial review of the validity of the consents and revocations, and no such action by written consent shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained, and certified such determination for entry in the corporate records. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders. Notice of the taking of any corporate action by written consent shall be given to those stockholders who shall not have consented in writing or who are not entitled to vote on the action promptly after the corporation has obtained such authorization by written consent in accordance with this Section 2.13. Any stockholder seeking to have the stockholders authorize or take action by written consent in lieu of a meeting, and the manner of determining the applicable record date therefor, shall be subject to the requirements of Section 2.6.2 of these Bylaws, including without limitation the procedure for requesting that the Board fix a Consent Record Date and the related disclosure and other requirements set forth therein.

7 ORGANIZATION At every meeting of the stockholders the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a Director or an officer of the corporation designated by the Board, shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS 2.15.1 ANNUAL MEETINGS OF STOCKHOLDERS At an annual meeting of stockholders, nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may only be made (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the corporation's notice of meeting) before an annual meeting of stockholders. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the prior paragraph hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth Notwithstanding anything in this Section to the contrary, a stockholder (together with any Proponent Person) may not nominate a number of nominees for election at an annual meeting that exceeds the number of Directors to be elected at such meeting, and the corporation shall disregard any nominations purported to be made in excess of such number, in each case with the determination of which nominees (if any) shall be disregarded made in the manner the stockholder (or Proponent Person) submitting the nominations designates in its notice or, if no such designation is made, in the reverse order in which the nominees are named in the stockholder's notice. Such stockholder's notice shall attach evidence of such stockholder’s status as a holder of record of the corporation’s common stock and shall further set forth: (1) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a Director (i) all such information pertaining to such nominee for election as a Director that is required by this Section to be set forth in a stockholder's notice of nomination, (ii) all information relating to each

8 such person that would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith,any Proponent Person on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to RuleItem 404 promulgated underof Regulation S-K if the stockholder(s) making the nomination and any beneficial owner(s) on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "under the Securities Act of 1933, as amended (the “Securities Act”), if the Proponent Persons were the “registrant"” for purposes of such rule and the nominee were a director or executive officer of such “registrant”, and (iv) a completed and signed questionnaire, representation and agreement required by subsection 2.15.4 hereof; (2) as to any other business that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of such proposed amendment),and (iv) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving notice to support such nominations or other business proposal(s), and to the extent known, the class and number of all shares of the corporation's capital stock owned of record or beneficially by such other stockholder(s) or other beneficial owner(s) and (v) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and (3) as to each stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is madeother Proponent Person: (i) the name and address of each such stockholder, person (as they appear on the corporation's books, and of each such beneficial owner, if anyto the extent such person is a record stockholder), (ii) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 of the Exchange Act) and of record by each such stockholder and such beneficial ownersuch person, (iii) any option, warrant, convertible security, stock appreciation right, or similar rightswap, hedge, collar, forward contract, or other right or instrument, whether cash-settled, physically-settled or net share-settled, and whether or not within the meaning of Section 16 of the Exchange Act, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (, or that otherwise provides, directly or indirectly, the opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any right or other instrument referred to in this clause (iii), a "Derivative Instrument") directly or indirectly owned beneficially by each such stockholder and beneficial ownersuch person and any other direct or indirect opportunity of any such person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such stockholder and beneficial ownersuch person has a right to vote any shares of any security of the corporation, (v) any short interest in any security of the corporation (for purposes of these By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) **of such person**, (vi) any rights to dividends on the shares of the corporation owned beneficially by each such stockholder and beneficial owner**such person** that are separated or separable from the underlying shares of the corporation, (vii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such stockholder and beneficial owner**such person** is a general partner**, managing member or in a similar entity** or, directly or indirectly, beneficially owns an interest in a general partner, **managing member or similar entity,** (viii) any performance-related fees (other than an asset-based fee) that each such stockholder and beneficial owner**such person** is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's and beneficial owner's immediate family sharing the same household, (ix) any material pending or threatened legal proceeding in which each such stockholder or beneficial owner**such person** is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (x) any other material relationship between each such stockholder or beneficial owner**such person**, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (xi) any direct or indirect material interest in any material contract or agreement of each such stockholder or beneficial owner**such person** with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xii) any other information relating to such stockholder and beneficial owner**person**, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xiii) a statement of whether or not the stockholder(s) giving the notice and/or the other beneficial owner(s), if any**such person**, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to elect the nominee or nominees proposed to be nominated or approve the business proposal, as applicable, and (xiv) **all information that would be required to be disclosed in response to Item 3, Item 4, Item 5 and/or Item 6 of Schedule 13D (regardless of whether such actually required to file a Schedule 13D) if such person were the filing person of such a Schedule 13D with respect to the corporation, (xv)** identification of the names and addresses of **any** other stockholders (including beneficial owners) known by **the stockholder providing the notice or any of its controlling affiliates (including after inquiring in writing of the other Proponent Persons) to support the** nominations or other business proposal(s) **made in the notice**, and to the extent known, the class and number of all shares of the corporation's capital stock owned of record or beneficially by such other stockholder(s) or other beneficial owner(s) and **(xvi)** if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, (A) any material interest of such**the** stockholder and beneficial owner, if any,**providing the notice or any of its affiliates (or, to the knowledge of the stockholder providing the notice or any of its affiliates after inquiring in writing of the other Proponent Persons, of any other Proponent Person)** in such business and (B) a description of all agreements, arrangements and understandings **in effect (or that were in effect in the preceding two years)** between or among each such**any of the** stockholder and each such beneficial owner**providing the notice or any of its affiliates (or, to the knowledge of the stockholder providing the notice or any of its affiliates after inquiring in writing of the other Proponent Persons, of any other Proponent Person)**, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, or in connection with acquiring, holding, disposing, or voting any shares of any class or series of capital stock of the corporation.

In addition to the foregoing, any stockholder giving notice provided by this Section (or the beneficial owner, if any, on whose behalf the notice is given) of its intent to propose nominee(s) for election or propose business at an annual meeting shall update and supplement its notice to the corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section

9

10 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered (by hand or by certified mail or registered mail, return receipt requested) to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Each such update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Any failure to update as required by this paragraph shall result in stockholder’s notice being deemed not provided in accordance with this Section 2.15.1. 2.15.2 SPECIAL MEETINGS OF STOCKHOLDERS Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section as to such notice and nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by subsection 2.15.2 hereof that meets the requirements of subsection 2.15.1 hereof (replacing references to "annual meeting" with "special meeting") shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. 2.15.3 GENERAL Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded., notwithstanding that proxies or votes in respect of such nomination or business may have been received by the corporation, and the corporation shall be entitled to disregard any proxies, consents or votes solicited or obtained in respect of such defective nomination or proposal.

11 For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, “Proponent Person” means, with respect to any stockholder of record making a request or delivering a notice pursuant to these By-laws, (i) such stockholder of record, (ii) the beneficial owner(s) of such stockholder of record on whose behalf such request or notice is made, (iii) each other affiliate of such stockholder of record or of any beneficial owner(s) of such stockholder of record on whose behalf such request or notice is made and (iv) each other person acting in concert with any other persons referred to in any of clauses (i) through (iii). For purposes of these By-laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with such other person, or toward a common goal relating to changing or influencing the control of the corporation in substantial parallel with such other person, where (a) each person is conscious of the other person's conduct or intent and this awareness is an element in their respective decision-making processes, and (b) at least one additional factor supports a determination that such persons intended to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, providing financing or making or soliciting invitations to act in concert or in substantial parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. The terms “affiliate” and “associate” shall have the meanings ascribed thereto under the General Rules and Regulations under the Exchange Act. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to subsection 2.15.1 or subsection 2.15.2 hereof. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances to the extent provided for under law, the Certificate of Incorporation or these By- laws. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if any stockholder giving notice provided by this Section (or the beneficial owner, if any, on whose behalf the notice is given) (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(3) promulgated under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for any of such stockholder’s or beneficial owner’s nominee(s). Upon request by the corporation, if any such stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder or beneficial owner shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

12 2.15.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT; DIRECTOR INTERVIEWS; ADDITIONAL INFORMATION To be eligible to be a nominee for election or reelection as a Director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under subsection 2.15.1 hereof) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director of the corporation, with such person's fiduciary duties under applicable law or with policies and guidelines of the corporation applicable to all Directors, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (3) understands his or her duties as a director under the DGCL and agrees to act in accordance with those duties while serving as a director, and (4) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation applicable to all Directors (and, if requested by such person, the Secretary shall provide such person all such policies and guidelines then in effect). The corporation may require any proposed nominee to furnish such other Each person who has delivered a questionnaire, representation and agreement pursuant to this subsection 2.15.4 shall further update and supplement such questionnaire, representation and agreement, if necessary, so that the information and representations provided therein are true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and shall deliver such update to the Secretary at the principal executive offices of the corporation within the same time periods prescribed in the second paragraph of subsection 2.15.1 for the update and supplement of a stockholder's notice. A nominee's or stockholder's failure to provide such update and supplement when and as required by this subsection shall render such nomination or proposal not properly brought before the meeting, and the corporation shall be entitled to disregard any proxies or votes solicited in respect of such nomination or proposal. No defect in a stockholder's notice or a nominee's questionnaire, representation and agreement delivered pursuant to this Section may be cured by any disclosure made, or amendment delivered, after the applicable deadline set forth in subsection 2.15.1 or subsection 2.15.2, as applicable, and any stockholder, beneficial owner or nominee submitting a notice, nomination or proposal pursuant to this Section shall do so in good faith and in a manner that does not seek to circumvent the requirements of this Section. In addition to the foregoing, each person nominated for election or reelection as a Director by a stockholder pursuant to this Section 2.15 shall make himself or herself available during normal business hours for interviews with the Board and any committees thereof, if so requested by the corporation, within five (5) business days following the corporation's request therefor. A failure of any such person to make himself or herself available for such interviews, shall render such person ineligible for nomination or election as a Director. Any stockholder giving notice pursuant to this Section 2.15 shall provide and cause to be provided, in each case within five (5) business days after any request therefor by the corporation,

13 such additional information as the corporation may reasonably be requiredrequest regarding any proposed nominee and any Proponent Person, including, without limitation, (i) with respect to any proposed nominee, any information requested by the corporation to determine the eligibility of suchany proposed nominee to serve as an independent Director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. and (ii) with respect to any proposed nominee or Proponent Person, any information requested by the corporation to determine whether this Section 2.15 has been complied with. A failure to provide any such additional information when and as requested shall render the applicable stockholder’s notice nomination and/or other stockholder proposal(s) not properly brought before the meeting, and the corporation shall be entitled to disregard any proxies or votes solicited in respect thereof. BUSINESS AND ORDER OF BUSINESS At each meeting of the stockholders, only such business may be transacted that is properly brought before such meeting, as provided by law or in these By-laws. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat. SECTION 3. BOARD OF DIRECTORS GENERAL POWERS The business and affairs of the corporation shall be managed by the Board. NUMBER AND TENURE The Board shall be composed of not less than five nor more than fifteen Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these By-laws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be stockholders of the corporation or residents of the State of Delaware. Beginning with the annual meeting of stockholders to be held in 2020, the Directors, including those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as provided in the Certificate of Incorporation or in any Preferred Stock Designation (as defined in the Certificate of Incorporation), shall be elected to hold office for a term expiring at the next annual meeting of the stockholders and until such Director's successor is elected and qualified or until such Director's earlier death, resignation, retirement, disqualification or removal from office. At each annual meeting of the stockholders of the corporation, Directors shall be elected by a majority of all votes cast for each of the Director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the Directors shall be elected by a plurality vote of all votes cast for the election of Directors at such meeting. REGULAR MEETINGS Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. SPECIAL MEETINGS AND NOTICE Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of Directors constituting the Board.

14 Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile or electronic mail; or (iv) sent by other means of electronic transmission, directed to each Director at that Director's address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the corporation's records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting. MEETINGS BY TELEPHONE OR ELECTRONIC MEETING Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone, electronic meeting spaces, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting. WAIVER OF NOTICE 3.6.1 IN WRITING Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Certificate of Incorporation or the DGCL, a written waiver signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. 3.6.2 BY ATTENDANCE The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. QUORUM A majority of the total number of Directors fixed by or in the manner provided in these By-laws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board (such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these By-laws) shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

15 MANNER OF ACTING The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the DGCL. PRESUMPTION OF ASSENT A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent. ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if each of the Directors or each committee member, as the case may be, consents thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting, and such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. RESIGNATION Any Director may resign at any time by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. REMOVAL At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors. If the Certificate of Incorporation provides for cumulative voting in the election of Directors, then if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board. VACANCIES Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board. COMMITTEES 3.14.1 CREATION AND AUTHORITY OF COMMITTEES The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these By-laws, appoint standing or temporary committees, each committee to consist

16 of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these By- laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which require it. The Audit Committee of the Board shall approve any related party transactions above the SEC/NYSE threshold. 3.14.2 MINUTES OF MEETINGS All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose, and such minutes shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. 3.14.3 QUORUM AND MANNER OF ACTING A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee. 3.14.4 RESIGNATION Any member of any committee may resign at any time by delivering notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. 3.14.5 REMOVAL The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-laws. COMPENSATION By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor. LEAD INDEPENDENT DIRECTOR When the Chairman of the Board is also the CEO of the corporation, the Board shall appoint a Lead Independent Director pursuant to the procedure detailed below.

17 The Lead Independent Director of the Board shall be elected annually via secret ballot by a majority vote of the independent Directors who cast ballots. The Lead Independent Director shall be responsible for coordinating the activities of the independent Directors. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director's role), the specific responsibilities of the Lead Independent Director are to work together with the Chairman of the Board to: (a) determine an appropriate schedule of Board meetings, seeking to ensure that the independent Directors can perform their duties responsibly while not interfering with the flow of the corporation's operations; (b) prepare agendas for the Board and committee meetings; (c) assess the quality, quantity and timeliness of the flow of information from the corporation's management that is necessary for the independent Directors to effectively and responsibly perform their duties, and although the corporation's management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material; (d) ensure that the Compensation Committee oversees compliance with and implementation of the corporation's policies and procedures for evaluating and undertaking senior executive officer and incentive-based compensation, including stock options; (e) coordinate, develop the agenda for, and moderate executive sessions of the Board's independent Directors, and act as principal liaison between the independent Directors and the Chairman of the Board and/or CEO on sensitive issues; (f) evaluate, along with the members of the Compensation Committee, the CEO's performance and meet with the CEO to discuss the Compensation Committee's evaluation; and (g) recommend the membership of the various Board committees, as well as selection of the committee chairs. SECTION 4. OFFICERS NUMBER The officers of the corporation shall be a Chief Executive Officer and a Secretary. The corporation may also have, at the discretion of the Board, a President, one or more Vice Presidents, and such other officers and assistant officers, including a Chairman of the Board, as may be appointed in accordance with the provisions of these By-laws. In addition, the corporation's "officers" for purposes of Section 16 of the Exchange Act and "executive officers" for purposes of Rule 3b-7 of the Exchange Act shall be designated by the Board. Such officers shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. Any two or more offices may be held by the same person; provided, however, that the Chairman of the Board may not also hold the office of Chief Executive Officer, unless the Board also appoints a Lead Independent Director as detailed in subsection 3.16. ELECTION AND TERM OF OFFICE Except for such officers as may be appointed in accordance with the provisions of Section 4.3 of these By-laws, the officers of the corporation shall be elected by the Board and shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal.

18 SUBORDINATE OFFICERS The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President (where the President and the Chief Executive Officer are not the same individual), to appoint, such other officers and agents as the business of the corporation may require. However, absent a specific designation by the Board, such officer shall not be an "officer" for purposes of Section 16 of the Exchange Act or an "executive officer" for purposes of Rule 3b-7 of the Exchange Act. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board or an authorized officer (as applicable), may from time to time determine. RESIGNATION Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. REMOVAL Any officer or agent may be removed, either with or without cause, by the Board or, in the case of any officer chosen pursuant to Section 4.3, by any officer upon whom such power of removal may be conferred by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. VACANCIES A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board or as provided in Section 4.3, as applicable, for the unexpired portion of the term, or for a new term established by the Board. SALARIES The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation. SECTION 5. CONTRACTS, BUSINESS, LOANS, CHECKS AND DEPOSITS CONTRACTS The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. BUSINESS The corporation shall not sell, transfer or terminate its business relating to the manufacturing and sale of energy-related equipment and services acquired from Ormat Industries Ltd. (the "OSL Business") nor transfer out of the State of Israel any of the operations, plant or personnel related to the OSL Business which are located or conducted in the State of Israel, other than temporary assignments of personnel in the ordinary course of business, without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally, voting together as a single class.

19 LOANS TO THE CORPORATION No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board. DEPOSITS All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select. SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER ISSUANCE OF SHARES No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. CERTIFICATES FOR SHARES The shares of the corporation shall be uncertificated, provided that the Board by resolution may provide that some or all of any class or series of capital stock of the corporation shall be represented by certificates. Each holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chief Executive Officer, Secretary, Chairman of the Board, if any, President, if any, or any Assistant Secretary of the corporation shall be specifically authorized to sign stock certificates. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified. STOCK RECORDS The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

20 TRANSFER OF SHARES The transfer of shares of the corporation shall be made in the manner prescribed by law and in these By-laws. Shares of stock of the corporation shall be transferred on the books of the corporation only pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. In the case of certificated shares, all certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled. LOST OR DESTROYED CERTIFICATES In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe. SECTION 7. BOOKS AND RECORDS The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable. Any records administered by or on behalf of the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code. SECTION 8. ACCOUNTING YEAR Unless otherwise determined by the Board, the accounting year of the corporation shall be the calendar year. SECTION 9. SEAL The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation. SECTION 10. INDEMNIFICATION RIGHT TO INDEMNIFICATION Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation (for the purposes of this Section, " officer" shall exclusively mean (i) "executive officers" as defined in Rule 3b-7 promulgated under the Exchange Act, (ii) officers subject to Section 16 of the Exchange Act, and (iii) only with respect to the corporation, any Vice President-level (or above) employee appointed by the Board, the Chief Executive Officer, or the President, pursuant to Section 4 of these By-laws) or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), shall be indemnified and held harmless by the

21 corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in subsection 10.1 hereof shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise. RIGHT OF INDEMNITEE TO BRING SUIT If a claim under subsection 10.1 hereof is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. NONEXCLUSIVITY OF RIGHTS The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or By-laws of the corporation, or of any of the affiliates or subsidiaries of this corporation or otherwise. Notwithstanding any amendment to or repeal of this Section, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

22 INSURANCE, CONTRACTS AND FUNDING The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to other employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board. PERSONS SERVING OTHER ENTITIES Any person who is or was a Director or officer of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof. SECTION 11. EXCLUSIVE FORUM EXCLUSIVE FORUM Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or shareholder of the corporation to the corporation or the corporation’s shareholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-laws; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws or (e) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (either such court, the "Delaware State Court"). The preceding sentence does not apply to claims for which the federal courts have exclusive jurisdiction, which such claims shall be brought exclusively in the federal district courts of the United States (unless the corporation consents in writing to the selection of an alternative forum). If any action the subject matter of which is within the scope of this Section 11.1 is filed in a court other than the Delaware State Court (a “Foreign Action”) by any stockholder (including any beneficial owner) of the corporation, to the fullest extent permitted by law, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Delaware State Court in connection with any action brought in any such court to enforce this Section 11.1; and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

23 SECURITIES CLAIMS Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the foregoing provisions of this Section 11.2 shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. NOTICE AND CONSENT Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be (i) deemed to have notice of and consented to all of the provisions of this Section 11, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in Section 11.1 or Section 11.2. SEVERABILITY If any provision or provisions of this Section 11 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 11 (including, without limitation, each portion of any sentence of this Section 11 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby. SECTION 12. SECTION 11. AMENDMENTS OR REPEAL These By-laws may be amended or repealed and new By-laws may be adopted by the Board. The stockholders may also amend and repeal these By-laws or adopt new By-laws. All By-laws made by the Board may be amended or repealed by the stockholders. Notwithstanding the foregoing and any other provisions of these By-laws or the Certificate of Incorporation of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these By-laws or the Certificate of Incorporation of the corporation), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 3.2 and Section 5.2 hereof. For purposes of clarity, references to Ormat Industries Ltd. in these By-laws shall refer to all of its successors and assigns, including Ormat Systems Ltd. Notwithstanding any amendment to Section 10 hereof or repeal of these By-laws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

24 The foregoing By-laws, as amended and restated, were adopted by the Board of Directors on August __November 4, 2022 2026. /s/ Jessica Woelfel Jessica Woelfel General Counsel and Chief Compliance Officer